Exhibit 16.1

ACSB Acquavella, Chiarelli, Shuster, Berkower & Co., LLP 517 Route One 732. 855.9600 Fax:732.855.9559 www.acsbco.com	330 7th Avenue Suite 202 Iselin, New Jersey 08830 New York, NY 10001 212-844-1748

Securities and Exchange Commission
450 – Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP is the former registered independent accountant of DK Sinopharma, Inc. (the “Company”).  We have read the Company’s Current Report on Form 8-K dated December 22, 2010, and are in agreement with the contents of Item 4.01, paragraphs one through five.     For the remainder of the Current Report on Form 8-K, we have no basis to agree or disagree with other statements of the Company contained therein.

Respectfully submitted,

/s/ Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

December  22, 2010

New York                                •                                New Jersey                                           •                   Cayman Islands